As filed with the Securities and Exchange Commission on November 2, 2015

Registration No. 333-194965

Registration No. 333-186572

Registration No. 333-179038

Registration No. 333-171942

Registration No. 333-149832

Registration No. 333-143016

Registration No. 333-133010

Registration No. 333-126083

Registration No. 333-117193

Registration No. 333-72098

Registration No. 333-43504

Registration No. 333-79789

Registration No. 333-60057

Registration No. 333-29801

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-194965

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-186572

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-179038

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-171942

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-149832

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-143016

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-133010

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-126083

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-117193

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-72098

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-43504

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-79789

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-60057

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-29801

INSITE VISION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	94-3015907
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

965 Atlantic Ave.

Alameda, California 94501

(Address of Principal Executive Offices) (Zip Code)

InSite Vision Incorporated 2007 Performance Incentive Plan

InSite Vision Incorporated Amended and Restated Employee Stock Purchase Plan

InSite Vision Incorporated 1994 Stock Option Plan

InSite Vision Incorporated 1994 Employee Stock Purchase Plan

(Full title of the plan)

Louis Drapeau

Chief Financial Officer

InSite Vision Incorporated

965 Atlantic Avenue

Alameda, California 94501

(Name and address of agent for service)

(510) 865-8800

(Telephone number, including area code, of agent for service)

With copies to:

Timothy R. Curry

Jones Day

1755 Embarcadero Road

Palo Alto, California 94304

(650) 739-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following registration statements on Form S-8 (collectively, the “Registration Statements”) of InSite Vision Incorporated (the “Company”):

•	File No. 333-194965 registering 2,639,020 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) for issuance under the InSite Vision Incorporated 2007 Performance Incentive Plan.

•	File No. 333-186572 registering 2,639,020 shares of Common Stock for issuance under the InSite Vision Incorporated 2007 Performance Incentive Plan.

•	File No. 333-179038 registering 6,427,421 shares of Common Stock for issuance under the InSite Vision Incorporated 2007 Performance Incentive Plan.

•	File No. 333-171942 registering 1,896,452 shares of Common Stock for issuance under the InSite Vision Incorporated 2007 Performance Incentive Plan.

•	File No. 333-149832 registering (i) 3,753,961 shares of Common Stock for issuance under the InSite Vision Incorporated 2007 Performance Incentive Plan and (ii) 125,000 shares of Common Stock for issuance under the InSite Vision Incorporated Amended and Restated Employee Stock Purchase Plan.

•	File No. 333-143016 registering (i) 1,865,699 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Stock Option Plan and (ii) 125,000 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Employee Stock Purchase Plan.

•	File No. 333-133010 registering (i) 1,592,234 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Stock Option Plan and (ii) 125,000 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Employee Stock Purchase Plan.

•	File No. 333-126083 registering (i) 1,247,574 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Stock Option Plan and (ii) 125,000 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Stock Option Plan.

•	File No. 333-117193 registering (i) 1,586,123 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Stock Option Plan and (ii) 350,000 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Employee Stock Purchase Plan.

•	File No. 333-72098 registering 497,014 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Stock Option Plan.

•	File No. 333-43504 registering (i) 405,916 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Stock Option Plan and (ii) 85,000 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Employee Stock Purchase Plan.

•	File No. 333-79789 registering 336,979 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Stock Option Plan.

•	File No. 333-60057 registering 265,521 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Stock Option Plan.

•	File No. 333-29801 registering 500,000 shares of Common Stock for issuance under the InSite Vision Incorporated 1994 Stock Option Plan and 500,000 options to purchase common stock.

On November 2, 2015, pursuant to an Agreement and Plan of Merger, dated September 15, 2015, as amended and restated on September 28, 2015, by and among the Company, Ranbaxy, Inc. (“Ranbaxy”) and Thea Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Ranbaxy, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Ranbaxy.

As a result of the merger, the Company has terminated any offerings of the Company’s securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all such securities of the Company registered but unsold under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Alameda, State of California on November 2, 2015.

INSITE VISION INCORPORATED

By:	/s/ Louis Drapeau
Name: Louis Drapeau
Title: Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.